January 10, 2000

O'Shaughnessy Funds, Inc.
O'Shaughnessy Cornerstone Value Fund
35 Mason Street
Greenwich, Connecticut 06830

O'Shaughnessy Funds, Inc.
O'Shaughnessy Dogs of the Market(TM) Fund
35 Mason Street
Greenwich, Connecticut 06830

Dear Sirs:

     We are acting as counsel to O'Shaughnessy Funds, Inc., a Maryland corporation in connection with the proposed transfer of substantially all of the assets of the O'Shaughnessy Dogs of the Market(TM) Fund ("Dogs of the Market Fund"), an investment portfolio of O'Shaughnessy Funds, Inc., to the O'Shaughnessy Cornerstone Value Fund ("Cornerstone Value Fund"), a separate investment portfolio of O'Shaughnessy Funds, Inc., in exchange for shares of the Cornerstone Value Fund (the "Shares"), and the assumption by Cornerstone Value Fund of substantially all of Dogs of the Market Fund's liabilities, pursuant to an Agreement and Plan of Reorganization (the "Agreement"). The transactions contemplated by the Agreement are collectively referred to herein as the "Reorganization."

     In connection with the filing of the Registration Statement, you have asked
for  our  opinion   regarding  the  federal  income  tax   consequences  of  the
Reorganization.

     We have participated in the preparation of the O'Shaughnessy Funds, Inc. Registration Statement on Form N-14 (the "Registration Statement") relating, among other things, to the Shares of Cornerstone Value Fund to be offered in exchange for the assets of Dogs of the Market Fund, and containing the Prospectus and Proxy Statement relating to the Reorganization (the "Prospectus"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission thereunder. In addition, in connection with rendering the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion, including the form of the Agreement included as Exhibit I to the Prospectus.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authority of each signatory, the due execution and delivery of all documents by all parties, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals, the conformity of the Agreement as executed and delivered by the parties with the form of the Agreement contained in the Prospectus, and the conformity with originals of all agreements, documents, certificates and instruments submitted to us as copies.

     In rendering the opinions expressed herein, we have assumed that the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Prospectus. As to other questions of fact material to this opinion, we have assumed, with your approval and without independent investigation or verification, that the following facts will be accurate and complete as of the consummation of the Reorganization (the "Closing Date").

     1. The fair market value of the Shares to be received by each Dogs of the Market Fund shareholder will be equal to the fair market value of the shares of beneficial interest of Dogs of the Market Fund surrendered in exchange therefor upon the liquidation of Dogs of the Market Fund.

     2. There will be no plan or intention by Dogs of the Market Fund to redeem its shares prior or incident to and as part of the Reorganization. For purposes of this assumption, shares of Dogs of the Market Fund required to be redeemed by Dogs of the Market Fund prior to the Reorganization and not as part of the Reorganization but in the ordinary course of its business as an open-end investment company pursuant to Section 22(e) of the Investment Company Act of 1940, as amended (the "ICA"), shall not be taken into account.
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O'Shaughnessy Cornerstone Value Fund
O'Shaughnessy Dogs of the Market(TM) Fund
January 10, 2000
Page 2


     3. Pursuant to the Agreement, Dogs of the Market Fund will distribute in complete liquidation of Dogs of the Market Fund, the Shares of Cornerstone Value Fund received by Dogs of the Market Fund in the Reorganization.

     4. The liabilities of Dogs of the Market Fund assumed by Cornerstone Value Fund pursuant to the Reorganization, plus the liabilities, if any, to which assets transferred pursuant to the Reorganization will be subject, constitute less than 20% of the total consideration for the Reorganization, all such liabilities will have been incurred by Dogs of the Market Fund in the ordinary course of its business, and Cornerstone Value Fund will pay no other consideration, except for the Shares, in connection with the Reorganization.

     5. All expenses incurred by Dogs of the Market Fund with respect to the Reorganization will be borne by Dogs of the Market Fund. Each shareholder of Dogs of the Market Fund will pay its respective share of the expenses, if any, incurred in connection with the Reorganization. Cornerstone Value Fund will pay the expenses, if any, incurred by it in connection with the Reorganization.

     6. No intercorporate indebtedness will exist between Cornerstone Value Fund and Dogs of the Market Fund that was issued, acquired, or will be settled at a discount.

     7. Dogs of the Market Fund will not own, directly or indirectly, nor will it have owned during the five years preceding the Closing Date, directly or indirectly, any stock of Cornerstone Value Fund.

     8. The assets of Dogs of the Market Fund transferred to Cornerstone Value Fund will include all assets owned by Dogs of the Market Fund at fair market value on the Closing Date subject to all known liabilities of Dogs of the Market Fund at such time.

     9. In accordance with the terms of the Agreement, Dogs of the Market Fund will transfer all of its business and will transfer assets to Cornerstone Value Fund representing at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, held by Dogs of the Market Fund immediately prior to the Reorganization. For purposes of this assumption, amounts paid by Dogs of the Market Fund to shareholders who receive cash or other property, amounts paid to dissenters, amounts used by Dogs of the Market Fund to pay its reorganization expenses and all redemptions and distributions (other than regular, normal redemptions and dividends) made by Dogs of the Market Fund immediately preceding the Reorganization will be included as assets of Dogs of the Market Fund held immediately prior to the Reorganization.

     10. The fair market value of the assets of Dogs of the Market Fund transferred to Cornerstone Value Fund will equal or exceed the sum of liabilities assumed by Cornerstone Value Fund, plus the amount of liabilities, if any, to which the transferred assets will be subject.

     11. Dogs of the Market Fund will not be under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     12. No cash will be paid to the shareholders of Dogs of the Market Fund in lieu of fractional Shares.

     13. For federal income tax purposes, Dogs of the Market Fund will qualify as a regulated investment company (as defined in Code Section 851) and will have so qualified since its formation. The provisions of Code Sections 851 through 855 apply to Dogs of the Market Fund and will continue to apply through the Closing Date.

     14. As of the Closing Date, Dogs of the Market Fund will have declared to its shareholders of record a dividend or dividends payable prior to closing, which together with all previous such dividends will have the effect of distributing all of Dogs of the Market Fund's investment company taxable income plus the excess of its interest income, if any, excludable from gross income under Code Section 103(a) (including by virtue of prior Section 853(b)(5)(C) of the Code) over its deductions disallowed under Sections 265 and 171(a)(2) for the taxable year of Dogs of the Market Fund ending on the Closing Date and all its net capital gain realized in such taxable year.
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O'Shaughnessy Cornerstone Value Fund
O'Shaughnessy Dogs of the Market(TM) Fund
January 10, 2000
Page 3


     15. Neither Cornerstone Value Fund nor any person related thereto within the meaning of Treasury Regulation Section 1.368-1(e) will have any plan or intention to reacquire any of the Shares of Cornerstone Value Fund issued in the Reorganization. For purposes of this assumption, Shares of Cornerstone Value Fund required to be redeemed by Cornerstone Value Fund not as part of the Reorganization but in the ordinary course of its business as a portfolio of an open-end investment company pursuant to Section 22(e) of the ICA shall not be taken into account.

     16. Following the Reorganization, Cornerstone Value Fund will continue the historic business of Dogs of the Market Fund or use a significant portion of Dogs of the Market Fund's historic business assets in its business.

     17. Cornerstone Value Fund will not own, directly or indirectly, nor will it have owned during the five years preceding the Closing Date, directly or indirectly, any shares of Dogs of the Market Fund.

     18. Cornerstone Value Fund will not be under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code Section 368(a)(3)(A).

     19. For federal income tax purposes, Cornerstone Value Fund will qualify as a regulated investment company (as defined in Code Section 851) and will have so qualified since its formation. The provisions of Code Sections 851 through 855 apply to Cornerstone Value Fund prior to the Reorganization and will continue to apply after the Closing Date.

     20. No compensation received by any shareholder-employee of Dogs of the Market Fund will be separate consideration for the Reorganization; none of the Shares of Cornerstone Value Fund received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and any compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to other parties bargaining at arm's length for similar services.

     We note that we are members of the Bar of the State of New York and that our opinion is expressly limited to the federal laws of the United States.

     Based on the foregoing and subject to the assumptions and limitations set forth above and such examination of law as we have deemed necessary, it is an opinion that the Reorganization should constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code. Assuming the Reorganization does so qualify, we are of the opinion that:

     1. Dogs of the Market Fund and Cornerstone Value Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

     2. Pursuant to Sections 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by Dogs of the Market Fund upon the transfer of substantially all of its assets to Cornerstone Value Fund in exchange solely for Shares of Cornerstone Value Fund as a result of the Reorganization and the assumption by Cornerstone Value Fund of substantially all of Dogs of the Market Fund's liabilities, if any, or upon the distribution (whether actual or constructive) of the Shares of Cornerstone Value Fund in complete liquidation of Dogs of the Market Fund;

     3. Pursuant to Section 1032(a) of the Code, no gain or loss will be recognized by Cornerstone Value Fund upon its acquisition of Dogs of the Market Fund's assets solely in exchange for Shares of Cornerstone Value Fund and the assumption by Cornerstone Value Fund of the liabilities of Dogs of the Market Fund;

     4. Pursuant to Section 362(b) of the Code, the basis of the assets of Dogs of the Market Fund acquired by Cornerstone Value Fund will be the same as the basis of such assets when held by Dogs of the Market Fund immediately prior to the Reorganization;

     5. Pursuant to Section 1223(2) of the Code, the holding period of the assets of Dogs of the Market Fund acquired by Cornerstone Value Fund will include the period during which such assets were held by Dogs of the Market Fund;
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O'Shaughnessy Cornerstone Value Fund
O'Shaughnessy Dogs of the Market(TM) Fund
January 10, 2000
Page 4


     6. Pursuant to Section 354(a)(1) of the Code, no gain or loss will be recognized by a shareholder of Dogs of the Market Fund upon the exchange of his or her shares Dogs of the Market Fund solely for Shares of Cornerstone Value Fund, including fractional Shares, in liquidation of Dogs of the Market Fund;

     7. Pursuant to Section 358(a)(1) of the Code, the aggregate basis of the Shares of Cornerstone Value Fund received by former Dogs of the Market Fund shareholders will be the same as the basis of Dogs of the Market Fund shares surrendered in exchange therefor;

     8. Pursuant to Section 1223(1) of the Code, the holding period for Shares of Cornerstone Value Fund received by each shareholder of Dogs of the Market Fund in exchange for his or her shares of Dogs of the Market Fund will include the period during which such shareholder held shares of Dogs of the Market Fund (provided Dogs of the Market Fund shares were held as capital assets on the date of the exchange); and

     9. The taxable year of Dogs of the Market Fund will end on the effective date of the Reorganization and pursuant to Section 381(a) of the Code and regulations thereunder, Cornerstone Value Fund will succeed to and take into account certain tax attributes of Dogs of the Market Fund, such as earnings and profits and capital loss carryovers.

     The opinions expressed herein are based upon currently applicable statutes and regulations and existing judicial and administrative interpretations. We can provide no assurance that such statutes or regulations, or existing judicial or administrative interpretations thereof, will not be amended, revoked or modified (possibly prior to the Closing Date) in a manner which would affect our conclusions. Finally, we note that this opinion is solely for the benefit of the addressees hereof in connection with the transaction described herein and, except as otherwise provided herein, should not be referred to, used, relied upon or quoted (with or without specific reference to our firm) in any documents, reports, financial statements or otherwise, without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement or in the Prospectus constituting part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ Swidler Berlin Shereff Friedman, LLP
                                Swidler Berlin Shereff Friedman, LLP